UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 25, 2009

MAP VI ACQUISITION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52525	43-2114547
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

401 Shippan Avenue
Stamford, CT 06902
Address of Principal Executive Offices
Zip Code

(203) 323-7300
Registrant’s Telephone Number, Including Area Code

With Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

25 Highland Boulevard
Dix Hills, New York, 11746
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 25, 2009, Map VI, Acquisition, Inc. (the “Company”) and its wholly owned subsidiaries, Lifestyle TalkRadio Network, Inc., Greenwich Broadcasting Corporation, BTR West II, Inc., BTR Communications Boston II, Inc. and WURP East, Inc. (collectively, the “Subsidiaries”) entered into a loan and security agreement (the “Agreement”) with RM Enterprises International Ltd. (“RM”), whereby it sold to RM a secured convertible promissory note in the principal amount of up to $6,000,000 (the “Note”).  The Note is convertible at any time at the option of the holder and will become due and payable on June 25, 2011.  The Note is convertible based on a formula whereby RM can convert the Note into two-thirds of the number of shares of the Company’s common stock on a fully diluted basis.  RM also received warrants to purchase 15,000,000 shares of the Company’s common stock, with an exercise price of $0.01.  The term of the warrants is for five years from the date of issuance.  The Note is guaranteed by the Subsidiaries of the Company pursuant to a subsidiary guaranty. Proceeds from the sale of the Note to RM will be used towards the payment of the Company's obligations under an Agreement and Settlement and General Release (the “Settlement Agreement”) which is described in more detail below.

As described in the Company's Current Report on Form 8-K, filed on February 5, 2009 and amended on Febrruary 6, 2009, a judgment and subsequent supplemental judgment was entered in the aggregate amount of $5,511,790.11 in favor of BC Media Funding Company II (“BC”) and Media Funding Company, LLC (“Media Funding”) against Frank Lazaskas, Michael Metter and B. Michael Pisani, directors of the Company, along with a fourth individual, as personal guarantors (the “Guarantors”) of a $5,500,000 loan to the Company by BC and Media Funding.

On June 1, 2009, the Guarantors, the Company and the Subsidiaries entered into the Settlement Agreement with BC and Media Funding pursuant to which the Company agreed to pay BC and Media Funding an aggregate of $6,000,000, in installments, to satisfy the obligations of the Company, the Subsidiaries and the Guarantor. Pursuant to the terms of the Settlement Agreement, the Company will make the first payment of $2,000,000 upon execution of the Settlement Agreement and $1,000,000 on the first day of each subsequent month with the last payment of $1,000,000 becoming due and payable on October 1, 2009 (“the Scheduled Payments”). Upon receipt of the initial $2,000,000 installment, BC and Media Funding will, among other things, forbear from taking, instituting or prosecuting any action against the Company and the Company’s affiliates to collect the indebtedness or enforce their rights under the loan documents (the “Forbearance”). An “Event of Default”, which includes the failure of the Company to make a Scheduled Payment, will result in the termination of the Forbearance and all of the rights and obligations of the parties hereto shall be reinstated as they existed on the date immediately prior to the date of the Settlement Agreement. Notwithstanding the foregoing, any payment made under the Settlement Agreement will reduce the indebtedness under the underlying loan documents.

Upon receipt of the final Scheduled Payment, BC and Media Funding shall file a satisfaction of judgment as to the Guarantors and release their security interest in any collateral of the Company. The $6,000,000 owed under the Settlement Agreement includes the principal amount of the loan as well as unpaid interest and attorneys’ fees.

Michael Metter, the Chief Executive Officer and a director of the Company is the Chief Executive Officer and a director of RM.  In addition, Frank Lazauskas, a director of the Company, is also a director of RM.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

On June 25, 2009, the Company became obligated on the Note.  Please refer to Item 1.01 above for further information.

Item 9.01 Financial Statements and Exhibits

a)	Financial Statements.

Not applicable.

b)	Pro forma financial information.

Not applicable.

c)	Exhibits

Exhibit Number	Description
10.1	Form of Loan and Security Agreement, with Form of Note as Exhibit A, dated June 25, 2009 by and between the Company and RM Enterprises International Ltd.
10.2	Form of Warrant dated June 25, 2009
10.3	Form of Subsidiary Guaranty dated June 25, 2009
10.4	Form of Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Map VI Acquisition, Inc.

By:	/s/ Michael Metter
Michael Metter
Chief Executive Officer

Date: July 1, 2009